SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 26, 1999

                                 INTERIORS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-24352             13-3590047
---------------------------------    -----------       -------------------
(State or other jurisdiction         (Commission       (IRS Employer
of incorporation or organization)    File Number)      Identification No.)

 320 Washington Street, Mt. Vernon New York            10553
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(Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (914) 665-5400
                                                           --------------

                                 Not Applicable
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

            On February 26, 1999 (the "Closing Date"), the Registrant consummated the transactions contemplated by that certain Agreement and Plan of Merger (the "MHI Merger Agreement") dated December 31, 1998 by and among the Registrant, MHI Acquisition Corp. ("Newco"), and Model Home Interiors, Inc. ("MHI"). Pursuant to the MHI Merger Agreement, Newco merged with and into MHI, with MHI continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant.

            The purchase price paid by the Registrant consisted of (a) $2,000,000 in cash payable on the Closing Date, (b) promissory notes of the Registrant in the aggregate principal amount of $230,766 (the "Promissory Notes") delivered on the Closing Date to extinguish obligations of MHI to certain former shareholders of MHI and (c) Class A Common Stock of the Registrant ("Class A Shares") with a fair market value of $2,300,000 (the "MHI Merger Shares") payable on the eighteenth month anniversary of the Closing Date (the "Anniversary Date") as described below.

            Pursuant to the MHI Merger Agreement, the Registrant also agreed to issue to former MHI Shareholders Class A Shares with a maximum fair market value of $2,000,000 (the "Earnout Shares") upon the attainment of certain earnings goals by MHI. The amount of Earnout Shares, if any, issued to former MHI Shareholders will be determined by the earnings of MHI for the fiscal years ending on December 31 of 1999, 2000 and 2001. The Earnout Shares will be held in escrow together with the MHI Merger Shares as described below.

            Pursuant to an escrow agreement, the execution of which was a condition precedent to the MHI Merger Agreement, the MHI Merger Shares, the Earnout Shares and other Class A Shares issuable pursuant to the MHI Merger Agreement will be held in escrow as set forth below. The MHI Merger Shares will be held in escrow until the Anniversary Date as collateral for certain indemnification obligations of the former shareholders of MHI. In addition, the Registrant is required to deliver Class A Shares into escrow equal to the aggregate face value of the Promissory Notes to secure payment of the Promissory Notes. If the fair market value of the MHI Merger Shares in the escrow account is less than or exceeds $2,300,000 on the Anniversary Date, less any indemnification payments pursuant to the MHI Merger Agreement, the Registrant shall deliver additional Class A Shares into escrow or shall be refunded such excess Class A Shares, as the case may be. Registrant shall have the right, but not the obligation, to redeem the MHI Merger Shares upon the payment of $2,000,000 in cash, less indemnification payments pursuant to the Merger Agreement, plus interest accruing at the rate of ten percent per annum from the Closing Date. The Earnout Shares, if any, will be released from escrow upon the attainment of certain earnings goals by MHI.

            The purchase price was determined in arms-length negotiations between the Registrant and MHI.


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

            The cash portion of the purchase price paid pursuant to the MHI Merger Agreement and the repayment of certain MHI indebtedness was financed by NationsBank, N.A.

            The assets acquired pursuant to the MHI Merger Agreement included, among other things, fixed assets owned, leased or used by MHI, including agreements, and leases of real and personal property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operation of the business of MHI.

            A copy of the MHI Merger Agreement is appended as an Exhibit to the Report on this transaction filed on Form 8-K with the Commission on March 9, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

            Not Applicable.

(b) Pro Forma Financial Information Available

            Not Applicable.

(c) Exhibits

Document Description                                             Exhibit No.
--------------------                                             -----------

Agreement and Plan of Merger dated December 31, 1998                   2
by and among MHI Acquisition Corp., Interiors, Inc. and
Model Home Interiors, Inc.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 1999                           INTERIORS, INC.
                                        a Delaware corporation


                                        By: /s/ Mann Munn
                                            -----------------------------------
                                            Max Munn,
                                            President


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                                  EXHIBIT INDEX

                                                                        Exhibit
Document Description                                                      No.
--------------------                                                      ---
Agreement and Plan of Merger dated December 31, 1998 by and among MHI      2
Acquisition Corp., Interiors, Inc. and Model Home Interiors, Inc.


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